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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 24, 1997, on our audits of the consolidated financial statements of South Florida Banking Corp. and Subsidiary, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.


Tampa, Florida
December 15, 1997